   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 12th, 2001


                                                   REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL PROCESSING, INC.
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Ohio
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)


                               1231 Durrett Lane
                              Louisville, Kentucky

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   61-1303983
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                   40213-2008
                                   (ZIP CODE)



              National Processing, Inc. 2001 Restricted Stock Plan


                          (FULL TITLE OF THE PLAN)

                            Carlton E. Langer, Esq.
                                  Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 222-3339
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                      Proposed       Proposed
Title Of                               Maximum       Maximum
Securities                Amount      Offering       Aggregate     Amount Of
To Be                     To Be       Price Per      Offering     Registration
Registered             Registered(1)   Share(2)       Price(2)       Fee(2)
-------------------------------------------------------------------------------
National Processing,      500,000      $25.265     $12,632,500.00   $3,158.13
Inc. Common Stock
================================================================================

(1) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution or enlargement, resulting from stock splits, stock dividends or similar transactions.

(2) These shares are to be offered pursuant to Option Rights granted under the National Processing, Inc. 2001 Restricted Stock Plan which pertain to common stock of National Processing, Inc. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .00025.

PROSPECTUS

                           NATIONAL PROCESSING, INC.

       ------------------------------------------------------------------

                           NATIONAL PROCESSING, INC.
                           2001 RESTRICTED STOCK PLAN

This Prospectus relates to the Common Stock of National Processing, Inc. ("NPI"), no par value, ("NPI Stock") offered under the National Processing Inc. 2001 Restricted Stock Plan (the "Plan"). Throughout this Prospectus, NPI will also be referred to in the familiar as "us," "we," and "our." This Prospectus offers you a description of the Plan.

National Processing, Inc. Common Stock is listed in the New York Stock Exchange under the symbol "NAP".

     - Additional information concerning the Plan may be obtained, upon written request or oral request, from David E. Fountain, Senior Vice President and Chief Financial Officer of National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky, 40213 telephone number (502) 315-3311.

     - PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS WHICH MAY PERTAIN TO THE OFFERING OF NPI STOCK. IN PARTICULAR, PLEASE TAKE NOTE OF THE RISK FACTORS BEGINNING ON PAGE 3.

                The date of this Prospectus is October 12, 2001.

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                             AVAILABLE INFORMATION

     NPI has filed with the Securities and Exchange Commission a Form S-8 Registration Statement under the Securities and Exchange Act of 1933, as amended, with respect to the NPI Stock that may be sold under the Plan. NPI is subject to the reporting requirements of the Securities Act of 1934 as amended, and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Midwest Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning NPI may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are available to the public from the commercial document retrieval services and at the website maintained by the Commission at "http://www.sec.gov".

                                  THE COMPANY

     NPI is a publicly held company incorporated under the laws of the State of Ohio and headquartered in Louisville, Kentucky. NPI, through its wholly-owned subsidiary, National Processing Company, LLC. is a leading provider of merchant credit card processing services. NPI is 86 percent owned by National City Corporation, a financial holding company incorporated under the laws of the State of Delaware and headquartered in Cleveland, Ohio. NPI supports over 600,000 merchant locations, representing one out of every five VISA(R) and MasterCard(R) transactions processed nationally and over $150 billion in transactions annually.

                   ADOPTION, PURPOSE AND DURATION OF THE PLAN

ADOPTION:        The Plan was adopted by the board of directors of NPI and
                 approved by the shareholders at the Annual Meeting of Shareholders on May 10, 2001.

PURPOSE: The Plan is intended to provide you with employment incentives including stock ownership in the form of restricted awards of NPI Stock. The Plan also operates as another means of compensation to you, as valued employees. Your awards of restricted NPI Stock encourage your capital growth and long-term investment in NPI.

DURATION:        The Plan will continue for an indefinite period and may
                 continue until all the authorized shares are sold or delivered, or until the Plan is amended by an action of the shareholders of NPI.

RISK FACTORS

     PLEASE READ CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS.

     INVESTMENTS IN NPI STOCK INVOLVE A DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN NPI STOCK. NPI'S BUSINESS AND RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF NPI STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THESE UNCERTAINTIES INCREASE THE LIKELIHOOD THAT NPI'S RESULTS COULD FALL BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, WHICH MAY CAUSE NPI'S STOCK PRICE TO FALL.

RISKS RELATING TO NPI STOCK

     Our stock price may be volatile because of changes in securities analysts' estimates, competitive developments, changes in our relationship with National City Corporation and other factors beyond our control, and you may lose all or part of your investment.

     The market price of our common stock may fluctuate significantly in response to a number of factors, including:

     - changes in securities analysts' estimates of our financial performance;

     - fluctuations in stock market prices and volumes, particularly in the merchant card processing industry;

     - discussion of our company or stock price in online investor communities;

     - changes in market valuations of similar companies;

     - announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

     - variations in our quarterly operating results;

     - loss of a major customer or failure to complete significant commercial contracts;

     - loss of a relationship with National City Corporation;

     - additions or departures of key personnel; and

     - changes in banking regulations, credit card association rules, regulations or operations, or changes in other laws or regulations that may impact our business.

RISKS SPECIFIC TO NPI AS A COMPANY

     - Interest rate changes, principally in the United States, may impact our financial performance.

     - Changes in consumer spending habits may impact our financial performance.

     - Our primary revenue is generated by our merchant card processing services, therefore, growth rates in the use of credit card and debit card usage may impact our financial performance.

     - Changes in credit card association rules, regulations or operations may impact our business.

     - Consolidation in banking, card processing or business outsourcing industries may also impact our financial performance.

     - We have not declared a dividend since we went public in August of 1996.

     Under the rules of VISA(R) and MasterCard(R), when we, as a merchant card services processor, acquire card transactions, we have certain contingent liabilities for the transactions we process. This contingent liability arises in the event of a billing dispute between the merchant and a cardholder that is not ultimately resolved in the merchant's favor. In such a case, the transaction is "charged back" to the merchant and the disputed amount is credited or otherwise refunded to the cardholder. If we are unable to collect this amount from the merchant's account, and if the merchant refuses or is unable to reimburse us for the charge back due to bankruptcy or other reasons, we bear the loss for the amount of the refund paid to the cardholder. In most cases, this contingent liability is unlikely to arise because most products or services are delivered when purchased, and credits are issued on returned items. For certain industries, where the product or service is not typically provided until some later time following the purchase, our contingent liability is greater.

     Scale is one of the primary competitive factors that drives success in the merchant card processing industry. We are the second largest provider of merchant card processing services in the world. That means nearly one out of every five times someone in the United States uses his or her VISA(R) or MasterCard(R) to make a purchase, NPI will process that transaction.

     Consolidation in banking, card processing or business outsourcing industries; consolidation of major customers or industries serviced; significant industry competition; renewal of major customer relationships; reliance on third-party processing relationships; and organizational changes or loss of key management personnel all may have a material adverse affect on our business which would affect our scale.

     We face significant competition from other companies. Many of our competitors are well-established companies, and some of them have greater financial, technical and operating resources than we do. Competition in our business is based primarily upon pricing, quality of products and services, breadth of products and services, new product development and the ability to provide technological solutions.

     In particular, the markets for merchant card services are highly competitive. Due to the fact that a large percent of our revenue comes from merchant card services, competition to maintain contracts with merchant card services customers is intense. This competition may influence our prices and requires us to aggressively control costs in order to maintain acceptable profit margins.

     BECAUSE OUR SOFTWARE PLATFORM MANAGES TRANSACTIONS IN THE RETAIL AND COMMERCIAL ENVIRONMENTS, ONLINE SECURITY BREACHES INVOLVING CONFIDENTIAL CUSTOMER DATA COULD EXPOSE US TO LIABILITY AND HARM OUR REPUTATION.

     A significant barrier to online commerce and communication is the need for the secure transmission of confidential information over public networks. Although we rely on the latest software and technology to ensure security for our customers, our products such as VirtualPAY(R), PortNPC.com and Accelerated Pay(SM) are involved with the transmission of confidential retail customer information such as credit card data, customers historical payment data, and healthcare claim payment information. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations.

     We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. To the extent that our activities or the activities of third-party contractors involve the storage and transmission of propriety information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There is no guarantee that out security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, prospectus, financial condition and results of operations.

                            DESCRIPTION OF THE PLAN

     The statements under this caption are summaries of the provisions of the Plan and are not complete. While the main features of the Plan are summarized below, such summaries are subject to the complete text of the Plan.

GENERAL INFORMATION

   AWARDS

     An award is a grant of NPI Stock which has certain restrictions attached. The board of directors may decide the number of shares of restricted stock contained in each award and the terms of the restrictions connected with the award. The terms and conditions of the grant, including the restrictions and restriction period are set out in the award agreement. Once the restrictions on shares contained in your award are met or otherwise lapse, those shares of NPI Stock will be released to you free of any restrictions.

   PLAN RESTRICTIONS

     The board of directors or a committee will attach restrictions to the NPI Stock that is the subject of your award. The restrictions may be in the form of a restriction period, or certain restrictions may be specific to you as designated by the board of directors.

     During the restriction period for any award, you may not voluntarily or involuntarily sell, assign, exercise, pledge or otherwise transfer any shares of restricted stock which are apart of the award. Any attempted sale, assignment, pledge or other transfer of the restricted stock will result in forfeiture to NPI of all the restricted stock subject to the attempted transfer. You may, however, transfer or assign your shares or interest in the award under the laws of descent and distribution.

   RELEASE OF RESTRICTIONS

     Once the restriction period set forth in your award agreement ends or you otherwise satisfy the Plan restrictions, we will exchange the shares that were subject to the Plan restrictions for shares of NPI Stock with no restrictions. You will receive a certificate in your name evidencing these unrestricted shares within 60 days of the expiration of the restrictions and after having satisfied withholding obligations. At that time, you will have full ownership rights as a shareholder of NPI Stock.

ADMINISTRATION

     The board of directors or a committee selected by the board of directors administers the Plan. Throughout this Prospectus, any references to the board of directors or the committee shall be collectively referred to as the board (the "Board").

     The Board may name assistants who may or may not be members of the Board. The assistants will help administer the Plan and perform other functions as needed by the Board. Board members who are on the committee shall not receive any awards.

     The Board has the authority to establish, adopt or revise any rules or regulations relating to the Plan. The Board also has the authority to administer and interpret any award agreements and grant awards of restricted stock to employees from time to time.

     The Board will interpret and administer the provisions of the Plan and the award agreements and those interpretations and conclusions will be final. The Board, the committee or any assistants will not be liable for any actions taken or not taken in connection with interpreting or administering the Plan or any award agreement. The Board, the committee or any assistants will only be liable for actions taken or not taken which can be attributed to their own willful misconduct or lack of good faith.

ELIGIBILITY

     If you are employed with NPI or any of its subsidiaries, you are eligible under the Plan.

     Officers who are members of the Board of NPI are also eligible under the Plan. However, if you are a member of the Board and are not an employee of NPI, you are not eligible under the Plan.

     Your award agreement will provide provisions if you cease to be an employee of NPI during the restriction period of your award. In that event, the restrictions will either lapse and you will have a right to the NPI Stock free of any restrictions, or all or a portion of the restricted stock of your award will be forfeited and returned to NPI.

SHARES AVAILABLE UNDER THE PLAN

     The shares of NPI Stock that are available as awards under the Plan are:

     - Treasury shares which are shares of NPI Stock that have been purchased by us on the open market; or

     - Authorized and unissued shares; or

     - A combination of treasury shares and unissued shares.

     - Subject to adjustments, the maximum number of shares of NPI Stock that may be reserved and available for distribution under the Plan are Five Hundred Thousand (500,000) shares of NPI Stock.

     - If you forfeit any shares of restricted stock that are subject to an award granted to you under the Plan, or any award granted to you terminates without the Plan restrictions terminating, those shares will again be available for distribution in connection with future awards under the Plan.

GRANTS OF AWARDS

     The Board may grant you awards of restricted NPI Stock. The Board will decide how many shares of restricted NPI Stock will be granted in each award and the terms of the restrictions. Specifically, the Board will determine when the Plan restrictions on the restricted NPI Stock will lapse so that the shares become freely transferable.

     Not all grants of awards may be on the same terms and conditions even though they are granted at the same time. Additionally, the terms of the award agreements may be different with each award and with each employee, depending on the purpose of the award.

     All awards shall be subject to the same Plan restrictions as set forth below, however, the Board may establish additional restrictions on the transfer of NPI Stock which is the subject of an award.

     Each award will be subject to the following Plan restrictions and limitations:

     - No grants of awards under the Plan will be made after May 10, 2011 (the tenth anniversary of the Plan's effective date).

     - You may not be granted awards totaling more than one hundred thousand (100,000) shares of NPI Stock under this Plan.

     - During the restricted period of your award, you may not voluntarily or involuntarily sell, assign, encumber, pledge or otherwise transfer any shares of restricted stock that are the subject of your award, or any interest therein.

     Please note, if you attempt to assign, sell, encumber, pledge or otherwise transfer your shares of restricted stock, or any interest you may have in the restricted stock, you will forfeit all of the shares of restricted stock subject to the attempted transfer. Those shares will be transferred back to NPI.

     - You may, however, transfer or assign you restricted stock by will or by the laws of descent and distribution.

   SHAREHOLDER RIGHTS

     All restricted stock shall be registered in the shareholder records of NPI in your name. Except for Plan restrictions, and any additional restrictions contained in your award agreement, you will have all rights as a holder of NPI Stock.

     - You have the right to receive dividends, when paid, on the restricted stock of your award.

     - The date of the award shall be the date the Board authorized the award, or a date established by the Board, whichever is later.

   LAPSE OF RESTRICTIONS

     When the Plan restrictions of your award expire or have otherwise been satisfied, subject to any withholding obligations (see Withholding Taxes), we will deliver to you or your legal representative or guardian within sixty (60) days thereafter NPI Stock without the legend referred to on page 9, and free of any Plan restrictions.

     The number of shares of NPI Stock to be released to you shall be the same number of shares having Plan restrictions which have expired or have otherwise been met.

   ESCROW

     Certificates representing shares of restricted stock of your award may be physically held by us, or our nominee (as in a trustee) during the restricted period. When the restrictions expire, we will reissue the certificates representing the restricted stock of your award. In that event, such shares of restricted stock will be removed from escrow and delivered to us and reissued as NPI Stock without the Plan restrictions in your name.

     Shares that are forfeited are returned to NPI.

AWARD AGREEMENT

     Every time you are granted an award of restricted stock under this Plan, you will enter into an award agreement with us. The agreement will be in a form specified by the Board and will contain the terms and conditions of your award.

     The award agreement must be executed and delivered to you before your award becomes effective. Once the agreement is executed and delivered to you, the shares of restricted stock will be registered in your name. However, a failure to execute and deliver the award agreement within sixty (60) days after you are granted the award may result in the award being terminated if the Board so decides.

     The award agreement may allow Plan restrictions to lapse serially or in total over a period of time as determined by the Board.

     Each award of restricted stock will be evidenced by a certificate registered in your name with us along with a stock power signed by you and endorsed in blank. The stock certificate shall contain the following or similar legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National Processing, Inc. 2001 Restricted Stock Plan and in an agreement entered into between the registered owner hereof and National Processing, Inc."

            EXAMPLE:

               You are granted an award of 100 shares of restricted NPI Stock in July 2001.

               Your award agreement states that the shares are subject to forfeiture if your employment terminates prior to July 2005 or if you attempt to assign or otherwise transfer your interest in the shares prior to July 2005.

               You remain employed with NPI through July 2005. At that time, the restrictions attached to your award are removed.

               After making arrangements to satisfy tax withholding obligations, you will receive a certificate for 100 shares of NPI Stock free of any restrictions and fully transferable.

               In the event that you are no longer an employee of NPI or attempt to transfer your shares prior to July 2005, the 100 shares will be forfeited and returned to NPI.

WITHHOLDING TAXES

     We shall be entitled to take appropriate measures to withhold from the shares of NPI Stock that are freed of restrictions or otherwise obtain from you sufficient sums necessary to satisfy any applicable federal, state, or local income tax withholding obligations.

RESTRICTIONS ON ASSIGNMENTS

     You may not sell, assign, encumber or transfer in any manner your interest in this Plan. If you attempt to sell, transfer, assign, pledge, or encumber your interest, it shall become null and void.

     You may not use your benefits received from your award to pay any debt, contract, liability, engagement or tort before your award is released from any Plan restrictions.

     Your award may not be subject to garnishment, attachment, or other legal or equitable process, nor may it be an asset in bankruptcy.

AMENDMENTS

     We expect to continue this Plan indefinitely, however, the Board in its sole discretion and exercised in good faith, may provide for adjustments and amendments in:

     - the maximum number of shares of NPI Stock granted under this Plan; and

     - the number of shares allowed in awards granted under this Plan.

     These adjustments will be determined where it is equitably required to prevent dilution or enlargement of your rights under this Plan that would otherwise result from any stock dividend, stock split, conversion of shares, or other change in capital structure of NPI including merger, consolidation or any change in control.

   CHANGE IN CONTROL

     In the event of a change in control, all Plan restrictions will lapse and have no further force and effect and we will cause all outstanding restricted NPI Stock to be exchanged for NPI Stock free of any restrictions.

     Any of the following events shall result in a change in control:

    (i) NPI is merged, consolidated or reorganized into or with another corporation or other legal person not affiliated with National City Corporation, or any of its successors, and as a result of such merger, consolidation or reorganiza-tion, less than 65% of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction.
    (ii) NPI sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person not affiliated with National City Corporation, and as a result of such sale or transfer less than 65% of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock immediately prior to such sale or transfer.
    (iii) During any 2-year period, there is a change in the majority of individuals who serve as directors and such change occurs without the approval of shareholders or individuals who are serving as directors at the beginning of the 2-year period.

    (iv) Notwithstanding, (i) and (ii) above, the directors may, at the time of a specific transaction, determine by a vote that the specific action does not constitute a change in control if the directors constitute a majority of the resulting entity. The directors must be presented with the terms of the specific transaction or a definitive agreement and be fully informed before deciding by a majority vote that the event or transaction will not be deemed a change of control.

     The effective date of a change in control is the date when such negotiations or discussions on any of the above mentioned events begin.

   OMISSIONS

     The Board may refrain from making any awards or designating any employees to participate in this Plan from time to time. These actions or omissions from making awards shall not mean that the Plan is terminated. No employee of NPI shall have any claim or right to be granted awards under this Plan.

FRACTIONAL SHARES

     We are not required to issue fractional shares of NPI Stock under this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

ADJUSTMENTS

     In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of NPI, including merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having a similar effect, the Board may make such substitution or adjustment in the aggregate number of shares of NPI Stock.

     The Board shall decide the terms and conditions of assuming the merged corporations' outstanding options, but the terms and conditions will not be different from the terms and conditions of the restricted stock awards under this Plan.

MISCELLANEOUS

     - All expenses and costs associated with the operations of this Plan will be paid by NPI.

     - This Plan shall be governed and construed by the laws of the state of Ohio.

     - NPI, its successors and assigns are bound by the terms and conditions of this Plan.

     - If you have an award agreement with NPI, you as well as your beneficiaries, heirs, executors, administrators and legal representatives are bound by the terms and conditions of this Plan.

                                    UPDATING

     From time to time, NPI may update this Prospectus. NPI will also deliver to you, as employees, copies of their annual reports, proxy statements, and other communications distributed to shareholders of NPI. Certain information contained in these documents will also update this Prospectus. All of these documents and the documents incorporated by reference are available to you, without charge, upon written or oral request to National Processing, Inc., the attention of David E. Fountain, Senior Vice President and Chief Financial Officer, National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213, telephone number (502) 315-3311.

     This Prospectus incorporates documents of NPI by reference, which are not presented herein or delivered herewith. The documents of NPI so incorporated (other than certain exhibits to any such documents) are available to any person to whom a copy of this Prospectus has been delivered upon written or oral request to National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213, the attention of David E. Fountain, Senior Vice President and Chief Financial Officer, telephone number (502) 315-3311, and will be furnished without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The U.S. Securities and Exchange Commission or SEC allows NPI to "incorporate by reference" the information filed with the SEC. This means:

     - Incorporated documents are considered part of the Prospectus; and

     - NPI can disclose important information to you by referring to those documents; and

     - Information that NPI and the Plan files with the SEC will automatically update this Prospectus.

   NPI

     The following documents filed by NPI with the SEC are incorporated in this Prospectus by reference:

     - NPI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - NPI's Quarterly Reports on Form 10-Q for the three- and six-month periods ended June 30, 2001, and for the three-month period ended March 30, 2001;

     - NPI's Current Reports on Form 8-K dated July 13, 2001; July 18, 2001; July 26, 2001 and September 4, 2001;

     - Specimen Certificate for NPI Common Stock without par value, of the Registrant (filed as Exhibit 4.1 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference);

     - All documents subsequently filed by NPI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act prior to the filing of a post-effective amendment to NPI's Registration Statement on Form S-8 relating to the Plan, as filed with the SEC, indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part of this Prospectus from the date of filing of such documents.

                                 LEGAL OPINIONS

     The National City Corporation Law Department as counsel for National Processing, Inc. will pass on certain legal matters, including the validity of the securities. Members of the National City Corporation Law Department may beneficially own shares of NPI Stock and/or participate in the Plan.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited NPI's consolidated financial statements included in NPI's Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. NPI's consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given their authority as experts in accounting and auditing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information called for by Part I of Form S-8 is currently included in the description of the National Processing, Inc. 2001 Restricted Stock Plan to be delivered to eligible persons under the Plan and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         National Processing, Inc. ("NPI") hereby incorporates in this Registration Statement by reference its Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Reports on Form 10-Q for the three- and six-month periods ended June 30, 2001, and for the three-month period ended March 30, 2001, its Current Reports on Form 8-K dated July 13, 2001, July 18, 2001, July 26, 2001 and September 4, 2001, and the description of NPI common stock set forth in the Amended Articles of Incorporation of the Registrant, (filed as Exhibit 3.1 to Registration Statement No. 333-05507), each as filed with the Commission pursuant to the Exchange Act.

         All documents filed by NPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NPI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NPI DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ATTENTION: DAVID E. FOUNTAIN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (502) 315-3311 AND WILL BE FURNISHED WITHOUT CHARGE.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

NPI shall indemnify, to the full extent permitted by Ohio law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board or an officer, employee or agent of NPI, or is or was serving at the request of NPI as director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. NPI shall pay, to the full extent of Ohio Revised Code Section 1701.13, expenses, including attorney's fees, incurred by a member of the Board in defending such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent permitted under Ohio law, such expenses incurred by any other person.

NPI may, to the full extent permitted by Ohio law and authorized by the Board, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters or credit or self-insurance, on behalf of or for any persons aforementioned against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not NPI would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which NPI has a financial interest.

NPI may enter into agreements with any persons whom NPI may indemnify under the by-laws in accordance with Ohio law and undertake thereby to indemnify such persons and to pay expenses incurred by them in defending any action, suit or proceeding against them.

     24.1  Power of Attorney (filed as Exhibit 24.1).

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      4.1 Specimen Certificate for the NPI Common Stock without par value, of the Registrant (filed as Exhibit 4.1 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.2 Registration Right Agreement between Registrant and National City Corporation, dated July 16, 1996 (filed as Exhibit 4.2 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.3 Form of National Processing, Inc. 2001 Restricted Stock Plan (filed as Exhibit B to National Processing, Inc.'s proxy statement on Form 14A No. 001-11905 dated March 30, 2001 and incorporated herein by reference).

      5.1  Opinion of Counsel filed as Exhibit 5.1.

     23.1  Consent of Ernst & Young LLP, Independent Auditors for NPI (filed as
           Exhibit 23.1).

     23.2 Consent of Law Department of National City Corporation (included in such Law Department's opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

     24.1  Power of Attorney (filed as Exhibit 24.1).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS FORM S-8 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE, COMMONWEALTH OF KENTUCKY, ON THIS 12th DAY OF October, 2001.

                                               NATIONAL PROCESSING INC.

                                               By /s/ David E. Fountain
                                                 --------------------------
                                                 David E. Fountain
                                                 Senior Vice President and
                                                 Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS S-8 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------
Thomas A. Wimsett                          President, Chief Executive          October 12, 2001
                                           Officer (Principal Executive
                                           (Officer) and Director

David E. Fountain                          Senior Vice President               October 12, 2001
                                           and Chief Financial Officer
                                           (Principal Financial Officer)

Paul G. Clark*                             Director and Chairman of the        October 12, 2001
                                           Board

Aureliano Gonzalez-Baz                     Director                            October 12, 2001

Jon L. Gorney*                             Director                            October 12, 2001

Jeffrey P. Gotschall*                      Director                            October 12, 2001

Preston B. Heller, Jr.                     Director                            October 12, 2001

Jeffrey D. Kelly*                          Director                            October 12, 2001

J. Armando Ramirez*                        Director                            October 12, 2001

Robert G. Siefers*                         Director                            October 12, 2001

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------

     *Carlton E. Langer, Secretary, the undersigned attorney-in-fact, by signing his name below, does hereby sign this S-8 Registration Statement on behalf of each of the above-indicated officers and directors of NPI (constituting a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/  CARLTON E. LANGER
    Carlton E. Langer,
             Secretary
                                                                October 12, 2001